As filed with the Securities and Exchange Commission on November 30, 1994



                                                 Registration No. 33-
____________________________________________________________________________
____________________________________________________________________________

                 SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549
                     __________________________

                       REGISTRATION STATEMENT
                                 ON
                              FORM S-8
                                UNDER
                     THE SECURITIES ACT OF 1933
                       ______________________

                       PROPERTY CAPITAL TRUST
 (Exact name of registrant as specified in its declaration of trust)

Massachusetts                                         04-2452367
(State or other jurisdiction of                    (I.R.S. Employer
incorporation or organization)                 Identification Number)

                       One Post Office Square
                     Boston, Massachusetts 02109
         (Address of Principal Executive Offices) (Zip Code)

       PROPERTY CAPITAL TRUST 1992 EMPLOYEE STOCK OPTION PLAN
                        (Full title of plan)

                        William A. Bonn, Esq.
                  Senior Vice President and Counsel
                       Property Capital Trust
                       One Post Office Square
                     Boston, Massachusetts 02109
               (Name and address of agent for service)

                           (617) 451-2400
    (Telephone number, including area code, of agent for service)
                    ____________________________

                              Copy to:
                        Mark S. Bergman, Esq.
              Paul, Weiss, Rifkind, Wharton & Garrison
                     1285 Avenue of the Americas
                    New York, New York 10019-6064
                           (212) 373-3000
                    ____________________________

                                       (cover continued on next page)

                   CALCULATION OF REGISTRATION FEE


 Title of each                               Proposed
   class of                    Proposed      maximum
  securities     Amount         maximum      aggregate    Amount of
     to be        to be     offering price   offering    registration
  registered    registered   per share(1)    price(1)         fee

Common Shares,
no par value   150,000(2)     $ 6.00         $ 900,000     $ 310.35

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933.
(2) Consists of 150,000 shares reserved for issuance pursuant to the Property Capital Trust 1992 Employee Stock Option Plan. This registration statement also relates to such indeterminate number of additional Common Shares of Property Capital Trust as may be issuable as a result of stock splits, stock dividends or similar transactions.
_____________________________________________________________________________
_____________________________________________________________________________

             INCORPORATION BY REFERENCE OF CONTENTS OF
          REGISTRATION STATEMENT ON FORM S-8 NO. 33-51839



          This Registration Statement registers additional shares allocated for awards under the Property Capital Trust 1992 Employee Stock Option Plan. The contents of Registration Statement on Form S-8 No. 33-51839 filed with the Securities and Exchange Commission on January 7, 1994 are incorporated by reference herein.

                         SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Trust certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has fully caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on November 30, 1994.

                              PROPERTY CAPITAL TRUST


                              By: /s/ Robert M. Melzer
                                 Name:  Robert M. Melzer
                                 Title: President and Chief
                                        Executive Officer

     We, the undersigned Officers and Trustees of Property Capital Trust, hereby severally constitute Robert M. Melzer and William A. Bonn and each of them singularly as true and lawful attorneys with full power to them, and each of them singularly, to sign for us and in our names in the capacities indicated below, any and all amendments, including post-effective amendments, to this Registration Statement, and generally to do all such things in our name and behalf in such capacities to enable Property Capital Trust to comply with the applicable provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys, or each of them, to any and all such amendments.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


        Signature                 Title                        Date


/s/ Robert M. Melzer          Trustee, President and      November 30, 1994
    Robert M. Melzer            Chief Executive Officer
                                (Principal Executive and
                                Financial Officer)

/s/ Robin W. Devereux         Vice President and          November 30, 1994
    Robin W. Devereux           Treasurer (Principal
                                Accounting Officer)

/s/ Walter M. Cabot            Trustee                    November 30, 1994
    Walter M. Cabot

/s/ John A. Cervieri Jr.       Managing Trustee           November 30, 1994
    John A. Cervieri Jr.

/s/ Graham O. Harrison         Trustee                    November 30, 1994
    Graham O. Harrison

/s/ Walter F. Leinhardt        Trustee                    November 30, 1994
    Walter F. Leinhardt

        Signature                 Title                        Date

/s/ Edward H. Linde            Trustee                    November 30, 1994
    Edward H. Linde

/s/ Glenn P. Strehle           Trustee                    November 30, 1994
    Glenn P. Strehle

                         INDEX TO EXHIBITS


Exhibits                                     Sequential page
                                                 number

  4.1-    Declaration of Trust.(1)

  4.2-    By-laws of the Trust.(2)

  4.3 -   Specimen Common Share Certificate.(3)

  5.1-    Opinion of Goodwin, Procter & Hoar
          as to the legality of the Common
          Shares being registered

 23.1-    Consent of Ernst & Young LLP
          dated November 28, 1994.

 23.2-    Consent of Goodwin, Procter & Hoar
          (included in their opinion filed as
          Exhibit 5.1).



____________________

(1) Incorporated by reference to Exhibit 4.1 of the Trust's Registration Statement on Form S-2 dated May 13, 1993, Exhibit 3.2 to the Trust's Annual Report on Form 10-K for the year ended July 31, 1987, Exhibit 3.3 to the Trust's Annual Report on Form 10-K for the year ended July 31, 1992 and Exhibits 3.4 and 3.5 to the Trust's Annual Report on Form 10-K for the year ended July 31, 1993.

(2) Incorporated by reference to Exhibit 3.4 of the Trust's Annual Report on Form 10-K for the year ended July 31, 1992.

(3) Incorporated by reference to Exhibit 4(b) of the Trust's Current Report on Form 8-K filed October 12, 1990.